EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2006, relating to the financial statements and financial statement schedule of Switch & Data Facilities Company, Inc., included in the Registration Statement on Form S-1/A (No. 333-137607) dated February 7, 2007.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 13, 2007